AMENDMENT NO. 1 TO
                          SECURITIES PURCHASE AGREEMENT

          This Amendment No. 1 to Securities Purchase Agreement dated as of February 4, 1999 is made as of June 1, 1999 by KMC Telecom Holdings, Inc., a Delaware corporation (the "Issuer"), Newcourt Commercial Finance Corporation, a Delaware corporation ("Newcourt"), and Lucent Technologies Inc., a Delaware corporation ("Lucent" and together with Newcourt, the "Purchasers" and each individually, a "Purchaser") (the "Amendment").

                               W I T N E S S E T H

     WHEREAS, the Company, Newcourt, and Lucent have entered into a Securities Purchase Agreement dated as of February 4, 1999 (the "February 4 Purchase Agreement");

     WHEREAS, Newcourt owns shares of the Company's Series E Preferred Stock, and shares of the Company's Series F Preferred Stock, and Lucent owns shares of the Company's Series F Preferred Stock;

     WHEREAS, the Company, First Union Investors, Inc. ("First Union"), Newcourt, and Lucent are parties to Amendment No. 1 to Preferred Stock Registration Rights Agreement of even date herewith, which grants First Union, Newcourt, and Lucent the right to register their Registrable Securities at any time and from time to time after October 30, 1999;

     NOW THEREFORE, in consideration of the premises, the parties hereto agree as follows:

     1. DEFINED TERMS. Unless otherwise defined herein, all capitalized terms defined in the Amendment and used herein are defined in the February 4 Purchase Agreement.

     2. AMENDMENT TO SECTION 4.06(F). Section 4.06(f) of the February 4 Purchase Agreement is amended to read in its entirety as follows:

          "Except as otherwise provided in Amendment No. 1 to the Preferred Stock Registration Rights Agreement dated as of June 1, 1999, by and among the Company, First Union, Newcourt, and Lucent, in addition to the restrictions on transfer imposed by federal or state securities laws, Lucent hereby covenants and agrees with the Issuer that it will not transfer, sell, assign or pledge all or any part of the Securities purchased by it hereunder until the earlier of (i) one year after the date of any future issuance and sale by the Issuer of any high yield debt securities yielding gross proceeds to the Issuer of at least $50,000,000 or (ii) August 4, 2000. Notwithstanding the foregoing, the Series F Preferred Stock may be held by an Affiliate (as defined in the "Certificate of Designations") of Lucent that is under its control."

     3. Except as expressly amended hereby, all of the provisions of the February 4 Purchase Agreement are hereby affirmed and shall continue in full force and effect in accordance with their terms.


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     4. This  Amendment  shall be governed and construed in accordance  with the laws of the State of New York applicable to agreements made and to be performed entirely within, such state, without regard to the principles of conflicts of laws thereof.

     5. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original and all of which, taken together, shall constitute one and the same instrument.


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Signature Page to
Amendment No. 1 to the
Securities Purchase
Agreement dated
February 4, 1999

     IN WITNESS WHEREOF, the parties have caused this Amendment to be duly executed, as of the day and year first above written.


                                        KMC TELECOM HOLDINGS, INC.



                                        By: /s/ James D. Grenfell
                                           -------------------------------------
                                           Name: James D. Grenfell
                                           Title: Executive Vice President,
                                                  Chief Financial Officer

                                        NEWCOURT COMMERCIAL FINANCE
                                        CORPORATION


                                        By: /s/ John P. Sirico, II
                                           -------------------------------------
                                           Name: John P. Sirico, II
                                           Title: Vice President

                                        LUCENT TECHNOLOGIES, INC.


                                        By: /s/ Leslie L. Rogers
                                           -------------------------------------
                                           Name: Leslie L. Rogers
                                           Title: Managing Director